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                                                                    EXHIBIT 99.4

LOGO

                                INDIVIDUAL, INC.

          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 24, 1998

                      SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned stockholder of Individual, Inc., a Delaware corporation ("Individual" or the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Prospectus/Joint Proxy Statement, each dated January 28, 1998, and hereby appoints Michael E. Kolowich and Robert L. Lentz, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Corporation to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 20th Floor Conference Center, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on February 24, 1998 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Individual Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth below and in the Notice of Special Meeting of Stockholders and Prospectus/Joint Proxy Statement, and in their discretion upon any other business that may properly come before the meeting and any adjournment or adjournments thereof:

1. To approve and adopt the Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of November 2, 1997, between Desktop Data, Inc., a Delaware corporation ("Desktop"), and Individual, pursuant to which, among other matters, (i) Individual will be merged with and into Desktop, with Desktop continuing as the surviving corporation (the "Merger"), and (ii) each share of Common Stock, $.01 par value per share, of Individual will be converted into the right to receive, and become exchangeable for, one-half ( 1/2) of one share of Common Stock, par value $.01 per share, of Desktop.

                [_] FOR   [_] AGAINST    [_] ABSTAIN

2. In their discretion, to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]


LOGO

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                       Dated: ___________________________, 1998

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                                       Signature

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                                       Signature

  (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If signing as attorney, executor, trustee or guardian, please give full title as such. If shares are held jointly, each owner should sign. Please read reverse side before signing.)